Delaware Investments Municipal Trust
N-SAR

Exhibit List


Exhibit		Reference

77.C	Matters submitted to a vote of
security holders

The shareholders of Delaware
Investments Municipal Trust (a
"Trust") voted on the
following proposals at the special
meeting of shareholders on June 29,
2006 or as
adjourned.  The description of the
proposals and number of shares voted
are as follows:

1.  To approve an Agreement and Plan
of Reorganization between Delaware
Investments
Municipal Trust, on behalf of
Delaware Tax-Free Oregon Insured
Fund, and Delaware
Group Tax-Free Fund, on behalf of
Delaware Tax-Free USA Fund, which
provides for:
(i) the acquisition by Delaware Tax-
Free USA Fund (the "Acquiring Fund")
of
substantially all of the assets of
Delaware Tax-Free Oregon Insured
Fund (the "Acquired
Fund"), in exchange for shares of
the Acquiring Fund; (ii) the pro
rata distribution of
shares of the Acquiring Fund to the
shareholders of such Acquired Fund;
and (iii) the
liquidation and dissolution of the
Acquired Fund.

Delaware Tax-Free Oregon Insured
Fund

Number of Shares
Percentage of
Outstanding
Shares
Percentage of
Shares Present
Affirmative
1,903,911.521
44.504%
84.684%
Against
242,543.152
5.669%
10.788%
Abstain
101,810.661
2.380%
4.527%
TOTAL
2,248,265.334
52.553%
100.000%



2.  To approve an Agreement and Plan
of Reorganization between Delaware
Investments
Municipal Trust, on behalf of
Delaware Tax-Free Missouri Insured
Fund, and Delaware
Group Tax-Free Fund, on behalf of
Delaware Tax-Free USA Fund, which
provides for:
(i) the acquisition by Delaware Tax-
Free USA Fund (the "Acquiring Fund")
of
substantially all of the assets of
Delaware Tax-Free Missouri Insured
Fund (the
"Acquired Fund"), in exchange for
shares of the Acquiring Fund; (ii)
the pro rata
distribution of shares of the
Acquiring Fund to the shareholders
of such Acquired Fund;
and (iii) the liquidation and
dissolution of the Acquired Fund.




Delaware Tax-Free Missouri Insured
Fund

Number of Shares
Percentage of
Outstanding
Shares
Percentage of
Shares Present
Affirmative
2,062,780.098
43.530%
82.232%
Against
399,298.241
8.426%
15.918%
Abstain
46,408.107
0.979%
1.850%
TOTAL
2,508,486.446
52.935%
100.000%